Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the ___ day of _____ 2021, by and between, Boston Therapeutics, Inc., a Delaware corporation (the “Company”), and ____________ (the “Holder”).

WHEREAS, the Holder holds _______________ (collectively, the “Securities”).

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Holder desire to enter into a transaction wherein the Company shall issue the Holder ________ shares of common stock, $0.001 par value per share, of the Company (the “Shares”), in exchange for the Securities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange. The closing of the Exchange (the “Closing”) will occur on or before ________, 2021 (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Securities for the Shares. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1. Delivery of Securities. On the Closing Date, the Company shall issue the Shares to the Holder (or its designees); provided that the Holder has complied with its obligations in this Section 1. Promptly after the Closing Date, the Company shall deliver a certificate evidencing the Shares to the Holder. On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares.

1.2. No Rights Following Exchange. Upon receipt of the Shares in accordance with Section 1.1, the Holder’s rights under the Securities shall be extinguished. In consideration for the issuance of the Shares, the Holder hereby irrevocably waives any obligations of the Company under the Securities or any purchase agreement or any other document executed in connection with the issuance of the Securities.

1.3. Further Assurances. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4. Termination Before Closing. If the Closing has not occurred on or prior to February 28, 2021, the Holder shall have the right, by delivery of written notice to the Company to terminate this Agreement (such date, the “Termination Date”).

1.5. Representations and Warranties True at Closing. It shall be a condition to the obligation of the Holder on the one hand and Company on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

1.6. Deliveries. At or before the Closing, the Holder shall deliver or cause to be delivered to the Company, (i) the Securities held by such Holder free and clear of all liens, encumbrances, security interests, options or other purchase rights, equities, charges, claims, pledges, defects of title or other restrictions of any kind (other than federal and state securities laws) (ii) the executed Agreement and (iii) other items required to effectuate the Exchange.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance of the Shares have been taken on or prior to the date hereof.

2.3. Valid Issuance of the Shares. The Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

2.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3. Representations and Warranties of the Holder. The Holder hereby represents, warrants and covenants that:

3.1. Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. Exchange Only. The Holder is a current holder of Securities and has not provided any consideration to the Company for the Shares received in the Exchange other than the Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Shares issued in the Exchange may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) pursuant to Rule 144, or (C) pursuant to another exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereunder.

3.3. No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Ownership of Securities. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Securities free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has full power and authority to transfer and dispose of the Securities to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any Person to acquire all or any part of the Securities.

4. Additional Covenants.

4.1. Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that (i) the holding period of the Securities may be tacked onto the holding period of the Shares as long as no payment is made in connection with any conversion, and (ii) the holding period of the Shares may be tacked onto the holding period of the Common Stock, and the Company agrees not to take a position contrary to this Section 4.1.

4.2. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

4.3. Issuance of Unrestricted Common Stock. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel, or any legal counsel reasonably acceptable to the Company, of any legal opinions, to issue unrestricted Shares in accordance with Rule 144 in the connection of any sale of the Shares; provided that the Holder provides customary representation letters and all other such documentation as required by counsel to the Company to issue a legal opinion.

4.4 Lock up; Leak Out.  For a period of twelve months from the Closing, the Holder shall not sell, sell short, grant an option to buy, or otherwise dispose of any of the Shares; provided, however, notwithstanding the restrictions set forth herein, commencing on the six (6) month anniversary of the Closing, the Holder may sell up to ten (10%) percent of the Shares per month.

5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. Section 4 and 5 of this Agreement shall survive the Closing and delivery of the Shares.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

BOSTON THERAPEUTICS, INC.

By:
Name:	Conroy Chi-Heng Cheng
Title:	Chief Executive Officer

Address for Notices:

354 Merrimack Street #4 Lawrence, MA 01843 Email:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

HOLDER:

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By:
Name: Title:

Address for Notices:

Email:

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